FIRST AMENDMENT TO PURCHASE AGREEMENT

Amendment (this “Amendment”), dated as of December 28, 2012, to that certain Securities Purchase Agreement (the “Agreement”), dated as of November 30, 2012, by and among Fly Leasing Limited, a Bermuda exempted company (the “Company”), the Persons set forth on Schedule I thereto under the heading “Onex Investors” (each, an “Onex Investor”, and collectively, the “Onex Investors”), and Summit Aviation Partners LLC, a Delaware limited liability company (“Summit”) (each of the Onex Investors and Summit, an “Investor”, and collectively, the “Investors”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, Section 10.11 of the Agreement permits the parties thereto to amend the Agreement by written instrument executed by the Company and the Investors representing a majority of the Shares purchased under the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereto hereby agree as follows:

1. Schedule of Investors.  Schedule I to the Agreement is hereby replaced in its entirety with Schedule I to this Amendment.

2. BBAM Transaction.  The parenthetical “(the “BBAM Purchase Agreement”) in Section 5.3 of the Agreement is hereby deleted and replaced with the parenthetical “(as amended, supplemented or modified from time to time, the “BBAM Purchase Agreement”)”.

3. Listing of Shares.  The phrase “prior to the Closing” in Section 5.9 of the Agreement is hereby deleted and replaced with the phrase “as promptly as practicable following the filing of the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2012”.

4. Lock-Up.  Section 7.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.5             Lock-Up.

(a) Summit hereby agrees that, following the Closing Date, it will not sell or otherwise dispose of any ADSs that it holds without the prior written consent of the Company; provided, that, notwithstanding the foregoing, (i) Summit shall be permitted, without the consent of the Company, to sell or otherwise dispose of from time to time, in the aggregate (together with any previous disposals of ADSs contemplated by this clause (i)), the number of ADSs equal to (x) 1,438,212 multiplied by

(y) the Onex Sell Down Percentage, and (ii) Summit shall be permitted, without the consent of the Company, to transfer ADSs to an Affiliate thereof.

(b) Each Onex Investor agrees that, following the Closing Date, it will not sell or otherwise dispose of any ADSs that it holds without the prior written consent of the Company; provided, that, notwithstanding the foregoing, (i) the Onex Investors shall be permitted, without the consent of the Company, to sell or otherwise dispose of from time to time, in the aggregate (together with any previous disposals of ADSs contemplated by this clause (i)), the number of ADSs equal to (x) 1,752,848 multiplied by (y) the Onex Sell Down Percentage, and (ii) each Onex Investor shall be permitted, without the consent of the Company, to transfer ADSs to an Affiliate thereof.”

5. Effect of Amendment.  Except as expressly set forth herein, the Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, and shall remain in full force and effect, as amended hereby

6. Entire Agreement.   The Agreement, as amended hereby, constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written. To the extent that there is a conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

7. Severability.  Should any provision of this Amendment or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by applicable law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Amendment.

8. Governing Law.  This Amendment, the legal relations between the parties hereto and the adjudication and the enforcement thereof, shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

9. Assignment.  The rights of the Investors under this Amendment shall not be assignable to any Person without the consent of the Company; provided, that any Onex Investor shall be permitted, without the consent of the Company, to assign all or a portion of its rights and obligations to purchase Shares at the Closing to one or more Affiliates thereof.

10. Amendments and Waivers.  No provision of this Amendment may be amended other than by an instrument in writing signed by the Company and the Investors representing a

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majority of the Shares purchased under the Agreement, and any amendment to this Amendment made in conformity with the provisions of this Section 10 shall be binding on the Investors and all holders of the Shares purchased under the Agreement, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party from whom such waiver is requested.  Notwithstanding the foregoing, neither subsection (a) nor (b) of Section 7.5 of the Agreement, as amended by this Amendment, can be amended or waived unless the other subsection is so amended or waived.

11. Counterparts.  This Amendment may be executed by facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE COMPANY:

FLY LEASING LIMITED

           By:   /s/ Colm Barrington
    Name:    Colm Barrington
Title:  Chief Executive Officer

[Signature Page to First Amendment to the Fly Purchase Agreement]

THE ONEX INVESTORS:

ONEX CORPORATION

By:   /s/ Christopher A. Govan
         Name: Christopher A. Govan
         Title:   Managing Director

By:  /s/ Christine M. Donaldson
        Name: Christine M. Donaldson
        Title:   Vice President, Finance

NEW PCO INVESTMENTS LTD.

By:  /s/ Christopher A. Govan
        Name: Christopher A. Govan
        Title:   Vice President

By:  /s/ Lori Shapiro
        Name: Lori Shapiro
        Title:   Vice President

ONEX PARTNERS III GP LP

By: Onex Partners GP Inc., its General Partner

By:  /s/ Robert M. Le Blanc
        Name: Robert M. Le Blanc
        Title:   President

By:  /s/ Donald F. West
        Name: Donald F. West
        Title:   Vice President

[Signature Page to First Amendment to the Fly Purchase Agreement]

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its General
Partner

By:  /s/ Donald F. West
        Name: Donald F. West
        Title:   Director

ONEX PARTNERS III PV LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General
       Partner

           By:  /s/ Robert M. Le Blanc
        Name: Robert M. Le Blanc
        Title:   Managing Director

By:  /s/ Donald F. West
        Name: Donald F. West
        Title:   Vice President and Secretary

[Signature Page to First Amendment to the Fly Purchase Agreement]

ONEX PARTNERS III SELECT LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General
Partner

           By:  /s/ Robert M. Le Blanc
        Name: Robert M. Le Blanc
        Title:   Managing Director

By:  /s/ Donald F. West
        Name: Donald F. West
        Title:   Vice President and Secretary

[Signature Page to First Amendment to the Fly Purchase Agreement]

ONEX PARTNERS III LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General
       Partner

By:  /s/ Robert M. Le Blanc
        Name: Robert M. Le Blanc
        Title:   Managing Director

By:  /s/ Donald F. West
        Name: Donald F. West
        Title:   Vice President and Secretary

[Signature Page to First Amendment to the Fly Purchase Agreement]

SUMMIT:

SUMMIT AVIATION PARTNERS LLC

By:   /s/ Robert S. Tomczak
         Name:  Robert S. Tomczak
 Title:   Vice President

[Signature Page to First Amendment to the Fly Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Investor	Number of ADSs	Aggregate Purchase Price
Onex Investors:
Onex Corporation	441,860.00	$5,041,622.60
New PCo Investments Ltd.	17,528.00	$199,994.48
Onex Partners III GP LP	39,536.00	$451,105.76
Onex US Principals LP	3,760.00	$42,901.60
Onex Partners III PV LP	15,600.00	$177,996.00
Onex Partners III Select LP	3,957.00	$45,149.37
Onex Partners III LP	1,230,607.00	$14,041,225.87
Total for Onex Investors:	1,752,848.00	$19,999,995.68
Summit	438,212	$4,999,998.92
Total for Onex Investors and Summit:	2,191,060	$24,999,994.60